UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 5, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805 (Commission File Number)	20-0138854 (IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 5, 2006, Hines REIT Properties, L. P. (the “Operating Partnership”), a subsidiary of Hines Real Estate Investment Trust, Inc., entered into a forward interest rate swap transaction with HSH Nordbank AG NY Branch with a notional amount of $185.0 million. The transaction, which has an effective date of August 1, 2006 and a 10-year term, was entered into as a hedge against the variability of future interest rates on variable interest rate debt. Under the agreement, the Operating Partnership will pay a fixed rate of 5.4575% in exchange for receiving floating rate payments based on one-month LIBOR. The Operating Partnership anticipates that, on or before August 1, 2006, it (or one or more of its subsidiaries) will replace an outstanding term loan with a new permanent debt facility that bears interest based on one-month LIBOR. The Operating Partnership may assign its rights and obligations related to the transaction to any of its affiliated entities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
June 9, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer